Exhibit 99.1

Cannae Holdings, Inc. Sells its Ownership Interest in The Watkins Company to KDSA Investment Partners

~ Sale Represents Another Step in Cannae’s Portfolio Transformation
and Capital Redeployment Strategy ~

LAS VEGAS, July 31, 2026 – Cannae Holdings, Inc. (NYSE: CNNE) ("Cannae" or the "Company") today announces the sale of its ownership stake in The Watkins Company ("Watkins"), a leading flavoring company focused on extracts, spices and seasonings, to KDSA Investment Partners (“KDSA”).

Cannae invested $80 million in Watkins in October 2024 and including transaction sale proceeds, preferred dividends and fees received during Cannae’s ownership, the transaction represents a multiple on invested capital of approximately 1.2x in less than two years, at an IRR of nearly 10%.

Douglas K. Ammerman, Chairman of Cannae Holdings, commented, "The sale of our investment in Watkins is another step in executing the portfolio transformation strategy laid out by our Board. The transaction monetizes a non-core asset and provides Cannae with additional capital for either future investment opportunities or capital returns to our shareholders."

Ryan R. Caswell, Cannae’s Chief Executive Officer, commented, "We are grateful to the management team and employees of Watkins, as well as KDSA, Mark Jacobs and JR Rigley, for their partnership over the last two years. We are proud of what Watkins accomplished during our ownership and we wish the entire Watkins team continued success in the future."

Cannae will continue to execute on its strategic priorities including transforming its portfolio to concentrate on sports and entertainment related assets, monetizing non-core assets and either redeploying capital into new investments or returning capital to shareholders, with the goal of maximizing long-term shareholder value.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business, and we have no preset time constraints dictating when we sell or dispose of our businesses. For more information, see cannaeholdings.com.

Forward-Looking Statements and Risk Factors

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include statements about our business, strategic plans, future performance, return of capital, and the impact of our actions on shareholder value, and commitments outlined in this communication or elsewhere. These statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods, or by the inclusion of forecasts or projections. We caution readers not to place undue reliance on forward-looking statements. We expect that certain disclosures made in this communication may be updated or revised in the future as the quality and completeness of our data and methodologies continue to improve. Important factors that could cause actual results to differ materially from expectations are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors, except where we are expressly required to do so by law.

Company contact:

Jamie Lillis, Managing Director, Solebury Strategic Communications, 203-428-3223,
jlillis@soleburystrat.com